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                                                                    EXHIBIT 10.1

                                       Translation for information purposes only
                                                Kahn & Associes October 02, 2000



                               COMMERCIAL LEASE


           Decree No. 53-960 of 30/th/ September 1953 and amendments



BETWEEN THE UNDERSIGNED:
-----------------------

Societe de Developpement pour la Construction (SDC) S.A.R.L., with a capital of FRF 100,000, entered in the Commercial Register of Nanterre under number B 305 393 118, having its registered office at 57/59 boulevard Jean Jaures, 92100 Boulogne Billancourt, France, represented by its Manager, Mr. Jacques LAMBERT.

Hereinafter referred to as "THE LESSOR"

                                                                    ON ONE HAND,


AND:
---

Avenue A France, Iballs S.A.R.L., with a capital of 7,625, having its registered office at 34 boulevard des Italiens, 75009 Paris, France, entered in the Commercial Register of Paris under number B 431 968 553, represented by its Manager, Mr. Michel PERRIN.

Hereinafter referred to as "THE LESSEE"

                                                                   ON THE OTHER,


THE FOLLOWING HAS BEEN DECREED AND AGREED:
-----------------------------------------

The LESSOR hereby leases to the LESSEE, which accepts, the premises designated below which are located within:

- a building located at 64 boulevard Malesherbes, 75008 Paris, France.
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ARTICLE I - DESIGNATION
-----------------------

1. Commercial premises for office use situated on the first floor covering a surface area of approximately 265 m/2/ and a cellar in the basement,

as the said premises exist and comprise, without exception or reservation, it being deemed unnecessary to provide a more detailed description at the express request of the LESSEE which declares itself to be perfectly familiar therewith, having seen and visited them in relation hereto.

2. It declares them to be exactly in compliance with the contractual intended use as stipulated below.

3. No discrepancy between the dimensions and surface areas shown on the drawing which may be appended hereto and the actual dimensions of the said premises shall justify either a reduction or an increase in the rent, the contracting parties taking as their reference the actual premises as they exist.

ARTICLE II - INTENDED USE - AUTHORISATION
-----------------------------------------

Without prejudice to any legal provision, the leased premises shall be used exclusively as offices for the following activities:

- Marketing and publicity activities in France and abroad, in particular the provision of services and consultation in the fields of advertising, data analysis, leasing, purchase, sale and leasing consultancy, the purchase and sale of advertising space on all media, in particular the Internet and the creation, development, purchase and sale of computer software, databases, files and other media intended for the storage and analysis of data, and this without exclusivity.

The LESSEE shall be bound to use the premises for this contractual intended use to the exclusion of any other use of any nature, significance or duration whatsoever on penalty of the immediate termination of this lease should the LESSOR see fit. The contractual intended use stipulated above shall not imply any guarantee in relation to compliance with any authorisation or administrative condition required in any respect whatever on the part of the LESSOR to carry on all or part of the said activities.

In consequence, the LESSEE shall take personal responsibility at its own expense and risk for obtaining any authorisation necessary and for paying any sum, charge, tax, duty or fee relating to the activities carried on in the leased premises and the use of the premises.

ARTICLE III - TERM
------------------

This lease is concluded for a period of NINE YEARS which shall commence on 1st August 2000 and terminate on 31/st/ July 2009.

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The LESSEE may terminate it at the end of any three year period by extra-
judicial writ subject to a minimum period of notice of six months.

ARTICLE IV - RENT
-----------------

1. This tenancy is permitted and accepted in consideration of an annual rent in principal except for VAT and other taxes of FRF 662,500 (SIX HUNDRED AND SIXTY TWO THOUSAND FIVE HUNDRED FRANCS) which the LESSEE undertakes to pay to the LESSOR at its place of residence or that of its agent along with any related taxes and duties each quarter and in advance. Quarters shall commence on the FIRST DAY OF JANUARY, APRIL, JULY and OCTOBER. However, the first payment shall be made on the date of entry into force of the lease, i.e. 1/st/ August 2000, and shall be calculated pro rata temporis for the period running from the date of taking possession until the end of the current quarter.

     Any sums owed by the LESSEE to the LESSOR including rent, charges and reimbursements of any nature shall be paid by cheque or by direct debit from the LESSEE's account.

     In the event of a failure to pay an instalment of rent and accessories on its exact due date, the amount of the invoice shall be increased automatically following notification and without any other formality by 10 % under the terms of an express penalty clause. This clause shall not prevent the application of default interest or the application of the provisions of Article XIV "Termination Clause".

2.   Leasehold right, additional tax, V.A.T.
     ---------------------------------------

The rent is automatically subject to VAT.

3.   Sliding scale clause
     --------------------

The rent set above shall be subject to an annual indexation process which may not under any circumstances be confused with a statutory rent review. In consequence, the said rent shall be increased or reduced automatically and without judicial or extra-judicial formality each year to take effect on the anniversary date of taking possession, viz. the 1/st/ August of each year, in proportion to the variation in the national cost of construction index published by I..N.S.E.E. (base rate 100 in the third quarter of 1953).

The initial reference index shall be taken as the last index published at the time of entry into force of the lease, that is the index for the 4/th/ quarter of 1999, viz. 1065.

The comparative index used to calculate the review shall be that applicable in the same quarter of subsequent years.

The first indexation of the rent shall take place on the anniversary date or the FIRST day of the month following the anniversary date of the LEASE, viz. 1/st/ August 2001 and shall be payable immediately.

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If publication of the cost of construction index used to review the rent should stop and it is not replaced by a new index with a connecting coefficient by law or regulation, or if the said index turns out to be or becomes inapplicable for any reason whatsoever, the most appropriate index amongst those existing and applicable at the time in relation to one or more products and/or raw materials shall be applied, and/or if the parties fail to agree on this most appropriate index within a period of three months from the date on which one of the two parties proposes a replacement index to the other in writing, the said index shall be determined by an expert taken from the list of those most often appointed as experts by the PARIS Tribunal de Grande Instance for the valuation of businesses and/or commercial rents.

Upon expiry of the first and second three year periods, the parties shall draw up a supplementary agreement stating the value of the rent arising from this sliding scale clause. The expenses and fees related to these supplementary agreements shall be borne by the LESSEE.

The LESSOR declares that it deems the stipulations relating to the sliding scale clause for the rent to be a determining factor in its conclusion of this lease without which it would not have concluded it. This is expressly accepted by the LESSEE.

ARTICLE V - DEPOSIT
-------------------

By way of guarantee of this lease, the LESSEE shall pay to the LESSOR or its agent the sum of FRF 165,625 (ONE HUNDRED AND SIXTY FIVE THOUSAND SIX HUNDRED AND TWENTY FIVE FRANCS) corresponding to three months' rent in principal.

This deposit shall be made by way of a guarantee of payment of the rent and ancillary charges and perfect performance of the clauses of the lease.

This sum shall be retained by the LESSOR throughout the term of the lease until final settlement of any compensation which the LESSEE may owe to the LESSOR upon expiry of the lease and departure from the leased premises. Under no circumstances may the last instalment of rent be set off against the deposit. This sum shall not bear interest.

If the lease is terminated on the grounds of failure to fulfil any of its conditions or on any grounds which can be attributed to the LESSEE, this deposit shall be retained by the LESSOR by way of a penalty clause in consideration of any prejudice suffered.

This deposit must always remain equal to THREE MONTHS' rent and shall be increased or reduced in proportion to the rent pursuant to Article IV (S) 3 above.

ARTICLE VI - TENANCY CONDITIONS
-------------------------------

Moreover, this lease is granted and accepted subject to the following general obligations and conditions which the LESSEE undertakes to perform and fulfil to the letter:

1. The LESSEE shall take the premises in the condition in which they are found on the date of taking possession as described in the inventory to be drawn up in the presence of both parties and at the expense of the LESSEE. However, it shall not be entitled to

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     demand from the LESSOR at any time during the term of the lease any compensation, improvement or replacement whatever the cause, nature and importance, nor any reduction in rent on these grounds.

2. The LESSEE undertakes to maintain the leased premises in a good state of repair throughout the term of the lease and to carry out where appropriate any repairs whether minor or major without distinction with the exception of those set forth in Article 606 of the French Civil Code which constitute an indicative but non-limiting list such that the premises are returned in a perfect state of repair and maintenance at the end of the period of enjoyment.

     The works and repairs defined above paid for by the LESSEE may not result in any recourse or recovery against the LESSOR. The LESSEE may not seek to set off their cost against sums due to the LESSOR in any respect. The LESSEE shall be bound to reimburse to the LESSOR the portion relating to the leased premises of all small scale [deleted] works relating to the building without distinction with the exception of those set forth in
     Article 606 of the French Civil Code which constitute an indicative but non -limiting list and all restoration work. If the building is held in co-ownership or belongs to a holding company, reimbursement shall be made under the terms of the co-ownership agreement applicable to the building.

     The LESSEE undertakes to maintain, repair or replace at its own expense the glazing which may cover certain parts of the leased premises and not to have any recourse against the LESSOR in relation to leaks from the said glazing.

     The LESSEE accepts that, where it has itself failed to carry out all the maintenance, repair and replacements works incumbent upon it, the LESSOR undertakes to carry out the said repairs and works in its place within thirty days of sending a registered letter with acknowledgement of receipt remaining without response and except in emergency cases, the LESSEE undertaking to reimburse it for the actual cost thereof including all related expenses and fees within fifteen days of receipt of the statement which will be sent to it by the LESSOR.

     The LESSEE shall take personal responsibility for all works carried out on the public highways and in neighbouring buildings or plots which cause disturbance of possession to the LESSEE.

3. It must use the premises with due diligence and return them at the end of the tenancy in a perfect state of maintenance and repair.

     It must have the fire places, stoves and furnaces in the leased premises swept at its own expense as many times as is necessary or legally required. The LESSEE acknowledges that it has been informed that it is forbidden to connect slow burning or gas-fired heating systems in the existing fire places.

     It must inform the LESSOR immediately of any damage or deterioration caused in the leased premises.

4. It must keep the leased premises open and well-stocked at all times. Moreover, they must be furnished with furniture, fixtures and fittings, goods and valuables in a

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     sufficient quantity to cover the rent and ancillary charges at any time and the performance of all the obligations and conditions of this lease.

5. The LESSEE shall not place any load which might damage the solidity of the building on the floors of the building.

     It may not install any machinery or engines without the written authorisation of the LESSOR. It shall remove immediately any that are installed with authorisation whose operation subsequently forms grounds for justified complaints by tenants or neighbours.

     It is formally agreed that all the tacit permissions given by the LESSOR in relation to the conditions specified above whatever the frequency and duration thereof may not under any circumstances be deemed to represent any amendment or lifting of these conditions nor as generating any rights whatsoever. The LESSOR or its agent may terminate them at any time.

6. It may not build any construction or make any installation in the leased premises nor carry out any fitting out nor pierce any walls nor change the layout nor, in general, make any modification of any sort either to the installations contained therein unless it has first obtained the express, written authorisation of the LESSOR. In the event of their authorisation, all the works carried out by the LESSEE shall be carried out at its own liability and risk. The LESSEE's architect or a supervisory body designated by the LESSOR shall be instructed to verify that the works carried out do not adversely affect either the appearance or the solidity of the building and do not reduce its value. Moreover, an architect shall be instructed to declare the proper completion of the works. The expenses thereof shall be borne by the LESSEE.

     It may not display on the windows and walls of the building except those of the facade any signs, boxes or flower pots nor any objects of any other nature, keep any noisy or dirty animals or carry out or allow to be carried out on the leased premises any public sales regardless of the circumstances thereof, including following a death.

7. The LESSEE shall be obliged to suffer and allow without discussion of their urgency nor claiming any compensation or reduction in rent any works which the LESSOR should deem necessary in the leased premises or in the building in which they are located, in particular any filling of holes, courts and courtyards any neighbouring construction likely to reduce the light or the view and this, whatever the duration thereof, unless they should exceed forty days and this notwithstanding Article 1724 of the French Civil Code. The LESSEE shall permit access to the architects, contractors and workers charged with carrying out these works.

8. The LESSEE shall settle exactly with effect from the date of its taking possession all the taxes, contributions and duties levied or to be levied and for which the owner may be responsible in any respect whatsoever, in particular police and public highway taxes, trade tax and property tax or national, regional, departmental, and municipal taxes of any nature whatsoever. It shall have any maintenance work carried out at its own expense whatever the scale and nature thereof in such a manner that, whatever the circumstances, the rent set forth below shall be collected net of all charges with the sole exception of taxes due on rental income.

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     The LESSEE shall provide evidence thereof at the first written request and in particular eight days at least before its departure from the premises irrespective of the reason therefor and the time thereof and before the removal of any furniture and goods.

9. The LESSEE shall register with all utilities suppliers (water, electricity, telecommunications, etc.) and shall pay their standing, meter rental and consumption charges regularly on the exact due dates in such a manner that the LESSOR is never sought out in this respect.

     It may not demand from the LESSOR any compensation or reduction in rent in the case of the interruption or cessation of the power supplies and telecommunications services specified in the previous paragraph whatever the reason therefor.

     If the business carried on by the LESSEE should result in significant water consumption it shall be bound at the first request of the LESSOR to request the water company for an individual connection at its exclusive expense unless the owner prefers to have a separate meter installed at the LESSEE's expense.

     The cost of any modification, change or refurbishment of the drains, equipment or other installations required by the activities of the LESSEE or statutory measures subsequent to the conclusion of this lease shall be reimbursed by the LESSEE to the LESSOR on provision of the relevant receipts.

10. The LESSEE undertakes not to do anything which might adversely affect the peace and quiet or peaceful enjoyment of the neighbours either as a result of deliveries or the movements of its staff. The LESSEE declares that it accepts the obligations of the co-ownership agreement and/or house rules applicable to it in so far as they are not contrary to the provisions of this lease.

11. The LESSEE shall complete any legal or statutory formalities required currently or in the future by any public administration in relation to its occupancy and use and shall obtain for the same purposes any administrative authorisations which may be required such that the LESSOR is never sought out in this respect. The latter shall not take incur any responsibility in the event of a refusal or delay in obtaining these new authorisations. It alone shall bear the taxes, charges and duties linked to its activity even if they are levied in the name of the LESSOR.

     It shall have carried out at its own expense and risk and accept liability for all fitting out, installation and construction works which are required or may be required in the future by law or regulation in particular in relation to environmental protection, hygiene and workshop, shop and office safety such that the LESSOR is never sought out in this respect.

12. Whatever the circumstances, the LESSEE may not modify in any respect the external appearance of the building by making additions to facades or decorative elements visible from the exterior without the written agreement of the LESSOR and subject to strict and constant observation of any related regulations in force.

13. Upon the expiry of this lease by the advent of the agreed date of expiration or by its termination for any other reason, all constructions and installations, fitting outs,

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     improvements and embellishments carried out by the LESSEE shall remain without compensation the property of the LESSOR unless the latter requests that all or part of the leased premises be returned to their original condition. The LESSOR shall reserve the right to chose between the material performance of the works required or pecuniary compensation corresponding to the cost thereof. This compensation shall constitute a preferential debt with the same ranking as the rent. The said works, if they are to take place, shall be carried out under the supervision of the LESSOR's architect at the expense of the LESSEE.

14. In the event of compulsory purchase for public use, the LESSEE may make no claims against the LESSOR. All the LESSEE's rights shall be directed against the purchasing party.

ARTICLE VII - CHARGES, TAXES AND DUTIES
---------------------------------------

In addition to the principal rent, the LESSEE undertakes to reimburse any charges relating to any services supplied by the LESSOR and any works carried out by the LESSOR or by the co-ownership organisation where applicable. In the case of jointly owned buildings, recoverable common charges shall be those arising out of any calls for funds or accounts emanating from the householder's association.

Rental taxes shall include in particular road sweeping and domestic refuse collection taxes, etc. Moreover, the LESSEE shall also reimburse the property tax relating to the leased premises and V.A.T.

Should the premises covered by this lease be subject to office tax, this shall be payable by the LESSEE.

These charges shall be calculated and paid in the following manner:

1) The contribution made by each tenant to the rental charges shall be calculated in proportion to the surface area of the premises which they occupy under the terms of this lease in relation to the total leased surface area of the building or the portion of charges specified in the co-ownership agreement or the house rules of the building.

2) The charges payable by the LESSEE shall be paid by means of a monthly or quarterly provision depending on the schedule of rent payments and calculated in relation to previous charges. These provisions shall be deducted from the actual charges which shall be calculated annually. For the first quarter of the tenancy, the provision shall be set at FRF 7,000 (SEVEN THOUSAND FRANCS).

     The provisions shall be payable under the same conditions and on the same payment dates as the rent as indicated in Article IV above.

     At the end of the quarter, should the provision paid prove to be less than the previous charges, the LESSEE undertakes to reimburse at the LESSOR's first request any sums which prove necessary to make up the amount of the actual costs.

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     The LESSOR shall draw up an annual statement of account. In consequence, it undertakes to supply to the LESSEE a precise breakdown of the rental charges for the past year.

     If at the end of the year, the provisions paid prove to be less than the actual charges, the LESSEE undertakes to reimburse at the LESSOR's first request any sums necessary to make up the total amount of actual charges. Any amounts paid in excess shall be deducted from the provisions for the current year.

3) Should the LESSEE be obliged to leave the premises leased under the terms of this lease for whatever reason, the difference between the amount corresponding to the provisions paid by the LESSEE up to the time of its departure and the charges actually paid by the LESSOR up to this date shall be deducted automatically from the deposit as specified in this lease.

ARTICLE VIII - INSURANCE
------------------------

The LESSEE shall be obliged:

1) To reimburse to the LESSOR in an amount corresponding to the proportion of the premises leased under the terms of this lease in relation to the entirety of the building, the insurance premiums which the LESSOR or the householder's association of the building has to pay in order to contract an insurance policy for the building against fire and any other causes of destruction and against all risks generally insured.

     An insurance policy of this kind shall be contracted by the LESSOR or the householder's association of the building to cover the replacement value of the building and any shortfall resulting from a part or total loss of rent for a maximum period of three years.

     The said premium in the proportions indicated above shall be reimbursed at the due date indicated by the LESSOR. All sums payable by the LESSEE pursuant to this clause shall be considered to be "rent charges" related to the leased premises and may be recovered as rent by all legal remedies.

2) To insure all the fitting out and embellishment works which it may have carried out in the premises or found upon entry into the premises and all the objects furnishing the leased premises against the risk of fire, explosion, water damage, attack, acts of vandalism etc. without exception for duration of the lease.

     To contract insurance against recourse by third parties and neighbours in relation to these same risks.

     To contract insurance against any disturbance of enjoyment by third parties in fact or otherwise.

     To waive and ensure that its insurers waive all recourse against the LESSOR.

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     It is agreed that any special risks relating to the LESSEE's activity shall be notified to the LESSOR and that any additional premiums which may result therefrom either to the LESSOR or to the other occupants of the building shall be borne in full by the LESSEE.

     To pay the premiums for the said policies regularly on their due dates.

     To provide at the LESSOR's first request evidence of performance of the above clauses by the production of the policies and receipts for the related premiums.

     To notify the LESSOR immediately by registered letter of any losses on penalty of being held personally liable for any damage the cost of which cannot be claimed from the company insuring the building due to a failure to or delay in making this declaration

3) To contract civil liability insurance, in particular in the exercise of its activity, to contract all the necessary insurance policies and take action in respect of any theft or deterioration to which it, its employees or goods are victim. The LESSOR declares in accordance with Article 1725 of the French Civil Code that it does not provide any guarantee against disturbance of enjoyment by third parties and declines any responsibility for accidents of any nature whatsoever which may occur. To insure against deprivation of enjoyment and operating losses.

4) All insurance policies contracted by the LESSEE, in particular against water damage, fire, professional indemnity, etc. must be contracted with a well-known company.

ARTICLE IX - LIABILITY - RECOURSE
---------------------------------

The LESSEE expressly waives its right to recourse in matters of liability against the LESSOR:

1) In the case of theft, burglary or any other criminal act to which the LESSEE may fall victim in the leased premises or associated buildings.

2) Should the leased premises be destroyed wholly or in part by obsolescence, construction vice, accident or any other cause beyond the control of the LESSOR. Moreover, the LESSOR shall be entitled to terminate this lease automatically and without compensation in accordance with Article 1722 of the French Civil Code.

3) In case of the interruption, whether short-term or prolonged and irrespective of the reason therefor, of the supply of water, gas, electricity and heating, or the lift service and more generally of any source of power or fluid.

4) In the case of disturbance of the LESSEE's enjoyment due to the fault of a third party whatever their status, the LESSEE being bound to act directly against the third party without involving the LESSOR.

     The LESSEE undertakes not to do anything which might result in the disturbance of the enjoyment of the other occupants of the building or the neighbourhood. It undertakes to take the place of the LESSOR in any legal action taken in this respect.

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5)   In case of flood due to the overflowing of drains, dampness, infiltrations or leaks the LESSOR shall not be liable in any manner for any damage to goods or any other damage.

6) In the event of the modification or removal of security guards in the building as for any consequences of the handing over of the keys by the LESSEE to the caretaker.

ARTICLE X - ASSIGNMENT - SUBLEASE
---------------------------------

The LESSEE may not assign the rights arising out of this lease in any form whatsoever without the express and written permission of the LESSOR except to a business successor in which case it shall remain a joint and several guarantor of its assignee in relation both to the payment of the rent and the full performance of all the clauses, obligations and conditions of this lease. A registered original or an engrossed copy of the assignment deed shall be submitted to the LESSOR free of charge within one month of the assignment on penalty of the invalidity of the said assignment.

In the case of court-ordered receivership proceedings, the court-appointed manager, the debtor assisted by the court-appointed manager or the company's administrator may assign the leasehold rights only under the conditions indicated in the first paragraph of this article.

The LESSEE may not sublet all or part of the premises leased under the terms of this lease without the express and written agreement of the LESSOR.

However, the LESSOR authorises the LESSEE to provide domicile for and sublet to companies in the same group.

Whatever the circumstances, in the case of authorised sublease, the LESSEE shall remain solely liable for paying all the rent to the LESSOR and solely liable for performing all the obligations and conditions of this lease, any sub-lease having full validity only within the framework of the rights held by the LESSEE under the terms of this lease, the parties agreeing expressly that the leased premises form one indivisible whole.

In consequence, the sublease shall be permitted by the LESSEE at its own risk and it shall undertake to take personal responsibility for the eviction of any sub-lessee.

ARTICLE XI - INSPECTION AND HANDING BACK OF THE PREMISES
--------------------------------------------------------

1. The LESSEE undertakes to allow the LESSOR, its representatives, architects, contractors and workers access to the leased premises to inspect the condition thereof, take any urgent measures which may be necessary, carry out any works and arrange for them to be visited with a view to their rental or sale.

     In this respect, the LESSOR may erect on or in the leased premises any sign or board indicating that the said premises are for rent or sale.

2. On the day of the expiry of this lease, for whatever reason and in whatever respect it may be, an inventory of the premises comprising in particular a list of any repairs,

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     fitting outs and maintenance obligations not carried out by the LESSEE shall be drawn up. Their value shall be estimated by the architect appointed jointly by the two parties to which the contracting parties shall give irrevocable authorisation. This amount shall be paid by the LESSEE to the LESSOR on the date of the drawing up of said statement along with any expenses associated with drawing up the rent account.

ARTICLE XII - TOLERANCE - AMENDMENT
-----------------------------------

This lease expresses the entirety of the agreement between the parties relating to this lease and supersedes any previous written or verbal agreement relating thereto either directly or indirectly.

Any amendment to this lease shall take the form of a written, bilateral document.

Such an amendment may not under any circumstances be interpreted either as sufferance or passivity on the part of the LESSOR, the latter remaining free to demand compliance with and complete application of all the clauses and conditions of this lease at any time and without notice.

ARTICLE XIII - SPECIAL CLAUSE
-----------------------------

By way of guarantee of this lease, the LESSEE has provided the LESSOR with a bank deposit in the sum of FRF 662,500 (SIX HUNDRED AND SIXTY TWO THOUSAND FIVE HUNDRED FRANCS) corresponding to one year's rent excluding tax and charges for the term of the lease by way of a guarantee of the perfect performance of the clauses and conditions of the lease.

This deposit shall be retained by the LESSOR throughout the term of the lease until final settlement of any compensation which the LESSEE may owe to the LESSOR upon expiry of the lease and departure from the leased premises. Under no circumstances may the last instalment of rent be set off against the bank deposit.

The parties agree to meet during the first quarter of 2002 to agree a possible reduction of the deposit.

ARTICLE XIV - TERMINATION CLAUSE
--------------------------------

The LESSEE shall without fail submit this deposit document to the LESSOR or its agent within 30 days of the signature of this lease, failing which the latter may be terminated automatically without the need for any formalities.

By way of compensation, the deposit and the expenses and fees resulting from this lease shall be retained by the various parties involved.

In the event of a failure to pay any instalment of the rent by its due date or failure to perform any of the clauses of this lease and ONE MONTH after simple notification to pay or official notice sent by extra-judicial writ remaining without effect and expressing the LESSOR's will

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

                                       Translation for information purposes only
                                                Kahn & Associes October 02, 2000


to invoke this clause, the lease shall be terminated immediately and automatically without the need to carry out any legal formality and notwithstanding any subsequent offers or deposits.

If, in defiance of this clause, the LESSEE should refuse to leave the premises immediately, it shall be bound so to do by an order issued by the Presiding Judge of the competent Tribunal de Grande Instance or any other court sitting in summary proceedings for provisional enforcement notwithstanding any appeal which, having determined the termination of the lease, shall pronounce the eviction of the LESSEE immediately. Moreover, a monthly and indivisible occupancy penalty equal to the value of one quarter of an annuity of the rent then in force shall be due to the LESSOR.

This provision is a material and determining factor in the conclusion of this lease without which it would not have been granted.

ARTICLE XV - REGISTRATION
-------------------------

This lease shall not be subject to registration formalities.

ARTICLE XVI - EXPENSES
----------------------

All the expenses, rights and fees arising out of from this lease or which may arise out of it shall be borne by the LESSEE.

ARTICLE XVII - ELECTION OF RESIDENCE
------------------------------------

For the performance of this lease, the LESSOR hereby elects residence at its place of residence and the LESSEE in the leased premises.

EXECUTED in PARIS, 31/st/ July 2000

In two copies,



THE LESSEE                                              THE LESSOR
[signature]                                             [signature]




Deleted as void:
4 words
  lines

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